Exhibit 10.1
Execution Version
REFINANCING AMENDMENT
(AMENDMENT NO. 1 TO CREDIT AGREEMENT)
REFINANCING AMENDMENT dated as of June 2, 2016 (this “Amendment”) to the Credit Agreement dated as of October 27, 2014 among Zebra Technologies Corporation (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Revolving Facility Administrative Agent, and Morgan Stanley Senior Funding, Inc. as Term Loan Administrative Agent and Collateral Agent (as amended from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein are used as defined in the Credit Agreement.
RECITALS:
1.    The Borrower wishes to obtain Other Term Loans (the “Refinancing Term Loans”; and the Persons making such Loans, the “Refinancing Lenders”) as Credit Agreement Refinancing Indebtedness under the Credit Agreement to refinance all outstanding Term Loans (collectively, the “Refinanced Term Loans”) pursuant to a Refinancing Amendment under the Credit Agreement, and the Refinancing Lenders are willing to provide the Refinancing Term Loans on and subject to the terms and conditions set forth herein.
2.    Refinancing Lenders will comprise, and Refinancing Term Loans will be made by:
(i)     in part, Term Lenders who hold Refinanced Term Loans and who agree to convert, exchange or “cashless roll” all of their Refinanced Term Loans to or for Refinancing Term Loans; and
(ii)    in part, Persons providing new Refinancing Term Loans the proceeds of which will be used to repay holders of Refinanced Term Loans that will not be so converted, exchanged or rolled.
3.    Upon the effectiveness of this Amendment, (A) each Refinancing Lender will make (or convert, exchange or roll its Refinanced Term Loans to or for) Refinancing Term Loans and (B) the Borrower will prepay (in cash or through delivery by the Borrower of Refinancing Term Loans, as applicable) the entire remaining amount of the Refinanced Term Loans, together with accrued and unpaid interest thereon.
4.    Therefore, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.    Certain Terms of the Refinancing Term Loans and Amendments to the Credit Agreement.

(a)	New Defined Terms. Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Amendment No. 1” shall mean Refinancing Amendment to this Agreement dated as of June 2, 2016.
“Amendment No. 1 Effective Date” means June 2, 2016.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-in Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Converting Refinancing Term Lender” means a Refinancing Term Lender that agrees pursuant to Amendment No. 1 to convert, exchange or “cashless roll” all, or any portion, of its Refinanced Term Loan for a Refinancing Term Loan. A Refinancing Term Lender may be a Converting Refinancing Term Lender with respect to (i) less than all of its Refinancing Term Loan Commitment (if its Refinancing Term Loan Commitment is greater than its Refinanced Term Loan) or (ii) less than all of its Refinanced Term Loan (if its Refinanced Term Loan is greater than its Refinancing Term Loan Commitment).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person, as in effect from time to time.
“Refinancing Term Lender” means, at any time, each Lender with a Refinancing Term Loan Commitment or, after the Refinancing Term Loans are made or issued, holding a Refinancing Term Loan at such time.

“Refinanced Term Loan” means each Initial Term Loan, all of which are refinanced or converted, exchanged or rolled into Refinancing Term Loans pursuant to Amendment No. 1.
“Refinancing Term Loan” means each Other Term Loan made by or issued to a Refinancing Term Lender pursuant to Amendment No. 1.
“Refinancing Term Loan Commitment” means, for any Refinancing Term Lender, the amount set forth opposite such Refinancing Term Lender’s name on Schedule A (in the case of any Refinancing Lender making its Refinancing Term Loan in cash) to Amendment No. 1 or Schedule B (in the case of any Refinancing Lender converting, exchanging or rolling its Refinanced Term Loan for a Refinancing Term Loan) to Amendment No. 1.
“Refinancing Term Lender” means each Lender making or receiving a Refinancing Term Loan pursuant to Amendment No. 1.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)	Pricing and Maturity of Refinancing Term Loans.
(i) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is amended by adding the following sentence to the end thereof:
“Applicable Margin” means, for any day with respect to any Refinancing Term Loans, a per annum rate equal to (i) if such Refinancing Term Loan is a Eurocurrency Loan, 3.25% and (ii) if such Refinancing Term Loan is an ABR Loan, 2.25%.
(ii) The proviso at the end of the definition of “Adjusted Eurocurrency Rate” is amended in its entirety to read as follows:
provided that, notwithstanding the foregoing, as applied solely to the Initial Term Loans and the Refinancing Term Loans, the Adjusted Eurocurrency Rate shall at no time be less than 0.75% per annum.
(iii) The definition of “Term Loan Maturity Date” is modified by adding the following sentence to the end thereof:
The Term Loan Maturity Date with respect to the Refinancing Term Loans means October 27, 2021.

(c)    Commitments to Make Refinancing Term Loans. Section 2.01 of the Credit Agreement is amended by adding the following to the end thereof:
Subject to the terms and express conditions set forth in Amendment No. 1, each Refinancing Term Lender severally agrees to make a Refinancing Term Loan in Dollars to the Borrower (or, in the case of a Converting Refinancing Term Lender, convert, exchange or roll its Refinanced Term Loan for a Refinancing Term Loan in an equal principal amount) on the Closing Date in an aggregate principal amount equal to its Refinancing Term Loan Commitment. Each Refinancing Term Commitment will terminate in full upon the making of the related Refinancing Term Loan (or conversion, exchange or roll of Refinanced Loan, as applicable). Substantially simultaneously with the borrowing of Refinancing Term Loans, the Borrower shall fully prepay any outstanding Refinanced Term Loans, together with accrued and unpaid interest thereon to the Amendment No. 1 Effective Date; provided that each Converting Refinancing Term Lender irrevocably agrees to accept, in lieu of cash for the outstanding principal amount of its Refinanced Term Loan so prepaid, delivery from the Borrower on the Amendment No. 1 Effective Date of an equal principal amount of Refinancing Term Loans. Each Refinancing Term Loan shall constitute an Other Term Loan and Term Loan for all purposes of this Agreement.
The initial Borrowing of the Refinancing Term Loans will be a Eurocurrency Borrowing with an initial Interest Period beginning on the Amendment No. 1 Effective Date and ending (subject to the definition of “Interest Period”) on September 2, 2016. The Borrower shall pay breakage to the extent required in accordance with the Credit Agreement as though (solely for this purpose) each Refinanced Term Loan of a Converting Refinancing Term Lender had been prepaid on the Amendment No. 1 Effective Date.
(d)    Repayment of Refinancing Term Loans. Section 2.10(a) of the Credit Agreement is hereby amended in its entirety by (A) modifying existing clause (a) thereof to be clause (a)(i) and (B) adding a new clause (ii) directly below clause (i) to read as follows:
(ii)    Subject to adjustment pursuant to paragraph (b) of this Section and subject to paragraph (i) of Section 2.11, the Borrower shall repay a principal amount of Refinancing Term Loans on March 31, June 30, September 30 and December 31 of each year (commencing with September 30, 2016) in an amount equal to 0.25% of the aggregate initial principal amount of all Refinancing Term Loans outstanding on the Amendment No. 1 Effective Date after giving effect to the transactions contemplated by Amendment No. 1. Without limiting the foregoing, to the extent not previously paid, all Refinancing Term Loans shall be due and payable on the Term Loan Maturity Date with respect to the Refinancing Term Loans.
(e)    Soft-Call for Refinancing Term Loans. The second and third sentences of Section 2.11(a) of the Credit Agreement are hereby amended to read in full as follows:
Each voluntary prepayment of any Loan pursuant to this Section 2.11(a) and mandatory prepayment pursuant to Section 2.11(e) shall be made without premium or penalty except that, in the event that on or prior to the date that is six months after the Amendment

No. 1 Effective Date, the Borrower makes any prepayment or repayment of Refinancing Term Loans as a result of a Repricing Transaction or any amendment to this Agreement to effectuate a Repricing Transaction, the Borrower shall pay to the Term Loan Administrative Agent, for the ratable account of each of the applicable Term Lenders, a prepayment premium in an amount equal to 1% of the amount of the Refinancing Term Loans being so prepaid, repaid or refinanced or the aggregate amount of the applicable Refinancing Term Loans outstanding immediately prior to such amendment and otherwise subject to the Repricing Transaction, as applicable.
(f)    Change of Address for Notices. Section 9.01(a) of the Credit Agreement is hereby amended to replace the words “475 Half Day Road, Suite 500” with “3 Overlook Point”.
(g)    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. (i) A new Section 9.19 is hereby added to the Credit Agreement to read in full as follows:
Section 9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Amendment or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(ii)    The definition of “Defaulting Lender” is amended by adding, in clause (d)(i) thereof, immediately after the words “under the Bankruptcy Code”, the words “or a Bail-In Action”.
Section 2.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of June 2, 2016 (the “Amendment No. 1 Effective Date”) when:

(a)    this Amendment shall have been executed and delivered by the Borrower, the Subsidiary Loan Parties, each Refinancing Lender and the Term Loan Administrative Agent;
(b)    the Term Loan Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of the Borrower dated the date hereof certifying (w) that attached thereto is a true and complete copy of the certificate of incorporation, including all amendments thereto of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware (or certifying that there has been no change to the certificate of incorporation of the Borrower since the Closing Date) and a certificate as to the good standing of the Borrower as of a recent date, (x) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on such date (or certifying that there has been no change to the by-laws of the Borrower since the Closing Date), (y) that attached is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower, or duly constituted committee thereof, authorizing the execution, delivery and performance of this Amendment, all documents executed in connection therewith, the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on such date and (z) as to the incumbency and specimen signature of each officer executing this Amendment and any document executed in connection therewith and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing such certificate;
(c)    the Borrower shall have paid to the Term Loan Administrative Agent, for the account of the Refinancing Lenders, a fee in an amount equal to 0.25% of the stated principal amount of the Refinancing Term Loans;
(d)     the Term Loan Administrative Agent shall have received a notice of borrowing of Refinancing Term Loans;
(e)    the Term Loan Administrative Agent shall have received a promissory note in form and substance reasonably acceptable to the Administrative Agent executed by the Borrower in favor of each Refinancing Lender requesting a promissory note;
(f)    the representations and warranties set forth in Article 3 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the date hereof (both before and after giving effect to the transactions contemplated by this Amendment) with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(g)    the representations and warranties in Section 3 of this Amendment shall be true and correct in all material respects as of the date hereof;

(h)    each Refinancing Lender and the Term Loan Administrative Agent shall have received at least 3 Business Days prior to the date hereof all documentation and other information about the Borrower and the Subsidiary Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act that has been requested in writing at least 5 Business Days prior to the date hereof; and
(i)    no Default or Event of Default shall exist on the date hereof before or after giving effect to the Refinancing Term Loans and the use of proceeds thereof.
The Borrowing of the Refinancing Term Loans shall be deemed to constitute a representation and warranty by the Borrower on the Amendment No. 1 Effective Date as to the matters specified in paragraphs (f) and (i) above.
Section 3.    Representations and Warranties. By its execution of this Amendment, the Borrower hereby certifies that this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate, shareholder or other organizational action by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4.     Certain Acknowledgements. (a) Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, the Refinancing Term Loans) under the Subsidiary Guaranty and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Refinancing Term Loans) pursuant to the Security Documents.
(b)    After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
Section 5.     Amendment, Modifications and Waiver. This Amendment may not be amended, modified or waived except in writing executed by all parties hereto.
Section 6.     Representations to the Agents and Lead Arrangers. Each Refinancing Lender, solely for the benefit of the Term Loan Administrative Agent and each Amendment No. 1 Lead Arranger, hereby (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Term Loan Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
Section 7.     Miscellaneous.
(a)    Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Loan Document.
(b)     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAW OF ANOTHER STATE. SECTION 9.09(B) THROUGH (D) OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.
(c)    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(d)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

ZEBRA TECHNOLOGIES CORPORATION

By	/s/ Michael C. Smiley
Name: Michael C. Smiley
Title: Chief Financial Officer

ZIH CORP.

By	/s/ James O’Hagan
Name: James O’Hagan
Title: Vice President

ZEBRA TECHNOLOGIES INTERNATIONAL, LLC

By	/s/ Jim L. Kaput
Name: Jim L. Kaput
Title: Vice President

ZEBRA TECHNOLOGIES ENTERPRISE CORPORATION

By	/s/ Todd R. Naughton
Name: Todd R. Naughton
Title: Vice President

ZEBRA RETAIL SOLUTIONS, LLC

By	/s/ Todd R. Naughton
Name: Todd R. Naughton
Title: Vice President

LASER BAND, LLC

By	/s/ Todd R. Naughton
Name: Todd R. Naughton
Title: Vice President

[Signature Page to Refinancing Amendment (Amendment No. 1 to Credit Agreement)]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Term Loan Administrative Agent and
Refinancing Lender

By	/s/ Jonathon Rauen
Name: Jonathon Rauen
Title: Authorized Signatory

[Signature Page to Refinancing Amendment (Amendment No. 1 to Credit Agreement)]